UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1111 Louisiana
Houston Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Senior Notes

On February 26, 2026, CenterPoint Energy, Inc. (the “Company”) completed the sale of $650,000,000 aggregate principal amount of 2.875% Convertible Senior Notes due 2029 (the “Notes”), which amount included an additional $50,000,000 aggregate principal amount of Notes purchased pursuant to the full exercise of the option granted to the Initial Purchasers (as defined herein) pursuant to the Purchase Agreement (as defined herein). The Notes were sold in a private offering to the initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and were resold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act. The Notes were sold under a purchase agreement (the “Purchase Agreement”) dated February 23, 2026 among the Company and the initial purchasers (the “Initial Purchasers”) party thereto. The Notes and any Common Stock (as defined below) issuable upon any conversion of the Notes may be offered and resold only in transactions that are exempt from registration under the Securities Act and other applicable securities laws. The net proceeds from the sale of the $650,000,000 aggregate principal amount of Notes, after deducting estimated initial purchaser discounts and other offering expenses, were approximately $641.5 million.

The Company issued the Notes pursuant to an Indenture (the “Indenture”), dated as of February 26, 2026 by and between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 2.875% per year until maturity. Interest on the Notes is payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. The Notes will mature on May 15, 2029, unless earlier converted or repurchased by the Company.

Prior to the close of business on the business day immediately preceding February 15, 2029, the Notes will be convertible only under certain conditions. On or after February 15, 2029 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at any time at the conversion rate then in effect, irrespective of the conditions. The Company may not redeem the Notes prior to the maturity date and no sinking fund is provided for the Notes.

Upon conversion of the Notes, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted. The conversion rate for the Notes will initially be 18.6524 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $53.61 per share of Common Stock). The initial conversion price of the Notes represents a premium of approximately 25.0% over the last reported sale price of the Common Stock on the New York Stock Exchange on February 23, 2026. Initially, a maximum of 15,155,010 shares of Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 23.3154 shares of Common Stock per $1,000 principal amount of Notes. The conversion rate will be subject to adjustment in some events (as described in the Indenture) but will not be adjusted for any accrued and unpaid interest.

In addition, following certain corporate events that occur prior to the maturity date, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event. If the Company undergoes a fundamental change (as described in the Indenture) (other than an exempted fundamental change, as described in the Indenture), holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes properly surrendered and not validly withdrawn (as described in the Indenture) at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as described in the Indenture). In addition, if a make-whole fundamental change occurs (as described in the Indenture), the Company may be required, in certain circumstances, to increase the conversion rate for any Notes converted in connection with such make-whole fundamental change by a specified number of shares of its Common Stock.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest when due and payable; breach of covenants or other agreements in the Indenture (including defaults under certain other indebtedness of the Company); and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture for 90 days after written notice, either the Trustee or the holders of at least 33% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes will be senior unsecured obligations of the Company and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated, including the Company’s 4.25% Convertible Senior Notes due 2026 and the Company’s 3.00% Convertible Senior Notes due 2028; effectively rank junior in right of payment to any of the Company’s secured indebtedness the Company may incur in the future to the extent of the value of the assets securing such future secured indebtedness; and rank structurally junior to all indebtedness and other liabilities (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) of the Company’s subsidiaries.

The foregoing description of the Indenture and the Notes above is not complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of 2.875% Convertible Senior Notes due 2029, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits

The exhibits listed below are filed herewith.

Agreements and forms of agreements included as exhibits are included only to provide information to investors regarding their terms. Agreements and forms of agreements listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and no such agreement or form of agreement should be relied upon as constituting or providing any factual disclosures about the Company, any other person, any state of affairs or other matters.

(d)           Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

4.1	Indenture dated as of February 26, 2026, between CenterPoint Energy, Inc. and The Bank of New York Mellon Trust Company, National Association, as trustee.

4.2	Form of 2.875% Convertible Senior Note due 2029 (included in Exhibit 4.1).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: February 26, 2026	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President and Chief Accounting Officer